UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 5, 2011

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9576 (Commission File Number)	22-2781933 (I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                                    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of the Company’s share owners was held on May 5, 2011.  The following proposals were submitted to a vote by the share owners:

Proposal 1 — For the Election of Directors:

Each of the nominees for a three-year term on the Company’s Board of Directors was elected by vote of the share owners as follows:

	Aggregate Vote
Name	For	Withheld	Broker Non-Votes

Peter S. Hellman	125,130,408	6,386,281	9,938,337
Anastasia D. Kelly	127,953,100	3,563,589	9,938,337
John J. McMackin, Jr.	122,870,389	8,646,300	9,938,337
Hugh H. Roberts	128,401,548	3,115,141	9,938,337

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm:

The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm was ratified by vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

135,829,715	4,017,405	1,607,906	0

Proposal 3 — Advisory Vote on Executive Compensation:

The compensation for the Company’s named executive officers was approved by an advisory (non-binding) vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

123,893,900	6,833,066	789,723	9,938,337

Proposal 4 — Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation:

The share owners voted, on an advisory (non-binding) basis, on the frequency of holding an advisory vote on executive compensation.  The votes regarding this proposal were as follows:

Aggregate Vote
3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes

29,925,456	409,673	99,338,841	1,842,719	9,938,337

In accordance with the voting results on Proposal 4, the Company’s Board of Directors has determined that future advisory votes on executive compensation will be held on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: May 6, 2011	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and
Chief Financial Officer